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                                                                    EXHIBIT 12-4

                  THE DETROIT EDISON SECURITIZATION FUNDING LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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(in Thousands of Dollars)                                                     Year Ended December 31
                                                                  ------------------------------------------
                                                                     2004             2003           2002
                                                                  ----------      ------------     ---------
EARNINGS:
   Pre-tax earnings...........................................   $         -     $           -    $        -
   Fixed charges..............................................        95,677           100,480       104,873
                                                                  ----------      ------------     ---------
NET EARNINGS                                                     $    95,677     $     100,480    $  104,873
                                                                  ==========      ============     =========

FIXED CHARGES:
   Interest expense...........................................   $    95,677     $     100,480    $  104,873
                                                                  ----------      ------------     ---------
Fixed charges                                                    $    95,677     $     100,480    $  104,873
                                                                  ==========      ============     =========

Ratio of earnings to fixed charges                                      1.00              1.00          1.00
                                                                  ==========      ============     =========


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